EXHIBIT 99.1

For further information contact
Rodger Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces Arbitration Decision

Natchez, MS ( February 4, 2011) — Callon Petroleum Company (NYSE: CPE) announced today that the arbitration panel reviewing its claims against the joint interest owner in the Entrada Project had delivered its final decision in which it ruled that the company was not entitled to recover any damages.  Callon completed the abandonment of the Entrada Project in 2009 and does not expect to incur additional costs in connection with the project.

           Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas, and the offshore waters of the Gulf of Mexico.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.

#